Exhibit 4.2
TRAVEL + LEISURE CO.,
as Issuer and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
FOURTH SUPPLEMENTAL INDENTURE Dated as of August 19, 2025
to
INDENTURE
Dated as of December 13, 2019
6.125% Senior Secured Notes due 2033

TABLE OF CONTENTS

Page
Section 1.01.    Definition of Terms    1
ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE NOTES
Section 2.01.    Designation and Principal Amount    13
Section 2.02.    Maturity    14
Section 2.03.    Further Issues    14
Section 2.04.    Form of Payment    14
Section 2.05.    Global Securities and Denomination of Notes    14
Section 2.06.    Interest    14
Section 2.07.    Redemption    14
Section 2.08.    Limitations on Liens    14
Section 2.09.    Limitations on Sale and Leaseback Transactions    15
Section 2.10.    Exemption from Limitations on Liens and Limitations on Sale and Leaseback Transactions    16
Section 2.11.    Merger, Consolidation and Sale of Assets    16
Section 2.12.    Additional Amounts    16
Section 2.13.    Events of Default    19
Section 2.14.    Appointment of Agents    22
Section 2.15.    Defeasance upon Deposit of Moneys or U.S. Government Obligations    22
Section 2.16.    SEC Reports    22
Section 2.17.    Collateral    24
Section 2.18.    Purchase of Notes Upon a Change of Control    25
ARTICLE 3
FORM OF NOTES
Section 3.01.    Form of Notes    26
ARTICLE 4
ORIGINAL ISSUE OF NOTES
Section 4.01.    Original Issue of Notes    26
ARTICLE 5
MISCELLANEOUS
Section 5.01.    Ratification of Indenture    26
Section 5.02.    Modification of Notes Documents    27
Section 5.03.    Notices    28
i

Section 5.04.    Trustee Not Responsible for Recitals    28
Section 5.05.    Governing Law    29
Section 5.06.    Separability    29
Section 5.07.    Counterparts Originals    29
Section 5.08.    Communications with Trustee    29
ARTICLE 6
GUARANTEES
Section 6.01.    Guarantees    29
Section 6.02.    Limitation on Liability    32
Section 6.03.    [Reserved]    32
Section 6.04.    No Waiver    32
Section 6.05.    Modification    32
Section 6.06.    Non-Impairment    32

EXHIBIT A – Form of Note
EXHIBIT B – Form of Supplemental Indenture
ii

FOURTH SUPPLEMENTAL INDENTURE, dated as of August 19, 2025 (this “Supplemental Indenture”), between Travel + Leisure Co., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and U.S. Bank Trust Company, National Association, a national banking association, organized and in good standing under the laws of the United States, as trustee (the “Trustee”).
WHEREAS, the Company executed and delivered the indenture, dated as of December 13, 2019, to the Trustee (the “Base Indenture” and, as hereby supplemented by this Supplemental Indenture, the “Indenture”), to provide for the issuance of the Company’s debt Securities to be issued in one or more series;
WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of one new series of its notes under the Base Indenture to be known as its “6.125% Senior Secured Notes due 2033” (the “Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;
WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 14.01 of the Base Indenture;
WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and
WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;
NOW THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the forms and terms of the Notes, the Company covenants and agrees, with the Trustee, as follows:
Article 1
DEFINITIONS
Section 1.01.Definition of Terms. Unless the context otherwise requires:
(a)each term defined in the Base Indenture has the same meaning when used in this Supplemental Indenture;
(b)the singular includes the plural and vice versa;
(c)headings are for convenience of reference only and do not affect interpretation;

(d)a reference to a Section or Article is to a Section or Article of this Supplemental Indenture unless otherwise indicated;
(e)the terms “property,” “properties,” “asset” and “assets” shall have the same meaning;
(f)for the avoidance of doubt, the terms “dissolution” and “liquidation” do not include a merger, amalgamation or similar transaction; and
(g)the following terms have the meanings given to them in this Section 1.01(g):
“Additional Amounts” shall have the meaning assigned to it in Section 2.12(b).
“Applicable Premium” means the greater of (A) 1.0% of the principal amount of such Note and (B) on any redemption date, the excess (to the extent positive) of: (a) the present value at such redemption date of (i) the redemption price of such Note at August 15, 2028 (such redemption price (expressed in percentage of principal amount) being set forth in the table under “—Optional Redemption” (excluding accrued but unpaid interest, if any)), plus (ii) all required interest payments due on such Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest, if any), computed upon the redemption date using a discount rate equal to the Applicable Treasury Rate at such redemption date plus 50 basis points; over (b) the outstanding principal amount of such Note; in each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate. The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.
“Applicable Treasury Rate” means the weekly average for each Business Day during the most recent week that has ended at least two Business Days prior to the redemption date (or in the case of a discharge, the date of deposit with the Trustee or any paying agent) of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to February 1, 2028; provided, however, that if the period from the redemption date to August 15, 2028 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“Attributable Debt” means, with regard to a sale and leaseback arrangement of a Principal Property, an amount equal to the lesser of: (a) the fair market value of the Principal Property (as determined in good faith by the board of directors of the

Company); or (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term (including any period for which such lease has been extended and excluding any unexercised renewal or other extension options exercisable by the lessee, and excluding amounts on account of maintenance and repairs, services, taxes and similar charges and contingent rents), discounted at the rate of interest set forth or implicit in the terms of the lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Notes then outstanding), compounded semi-annually.
“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the earlier of (1) the occurrence of a Change of Control or (2) public notice of the Company’s intention to effect a Change of Control, in each case until the end of the 60-day period following the earlier of (1) the occurrence of a Change of Control or (2) public notice of the Company’s intention to effect a Change of Control; provided, however, that if (i) during such 60-day period one or more Rating Agencies has publicly announced that it is considering the possible downgrade of the Notes, and (ii) a downgrade by each of the Rating Agencies that has made such an announcement would result in a Below Investment Grade Rating Event, then such 60-day period shall be extended for such time as the rating of the Notes by any such Rating Agency remains under publicly announced consideration for possible downgrade to a rating below an Investment Grade Rating and a downgrade by such Rating Agency to a rating below an Investment Grade Rating could cause a Below Investment Grade Rating Event. Notwithstanding the foregoing, a Below Investment Grade Rating Event shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reductions in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the rating event). For the avoidance of doubt, a Below Investment Grade Rating Event shall only be deemed to have occurred if there has been a reduction in the rating to which this definition would otherwise apply during the period referred to above.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, as in effect on the date of this Supplemental Indenture; provided that the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock shall not cause a party to be a beneficial owner.
“Change in Domicile” shall have the meaning assigned to it in Section 2.12(b).

“Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company or one of its Subsidiaries; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; or (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Company.
Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control solely as a result of the Company becoming a direct or indirect wholly-owned Subsidiary of a holding company if (A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Offer” shall have the meaning assigned to it in Section 2.19(a).
“Change of Control Payment” shall have the meaning assigned to it in Section 2.19(a).
“Change of Control Payment Date” shall have the meaning assigned to it in Section 2.19(b).
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
“Collateral” means all the “Collateral” (or similar term) as defined in the Collateral Documents and all other property of whatever kind and nature pledged, charged or in which a Lien is granted or purported to be granted under any Collateral Document; provided that “Collateral” shall not include any excluded property under the Credit Agreement.
“Collateral Agent” means Bank of America, N.A. in its capacity as “Collateral Agent” under the Collateral Documents or any successor or assign thereto in such capacity.
“Collateral Documents” means, collectively, any security agreements, hypothecs, intellectual property security agreements, mortgages, collateral assignments, security agreement supplements, pledge agreements, bonds or any similar agreements, guarantees and each of the other agreements, instruments or documents (including any supplements to the foregoing) that creates or purports to create a Lien or guarantee in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties under the Indenture, the Credit Agreement and the holders of the Existing Notes and the notes, in all or any portion of the Collateral, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time.
“Collateral Release Event” shall occur on the first date when (A) there is no Equally and Ratably Secured Indebtedness outstanding (or, all Equally and Ratably Secured Indebtedness outstanding on such date shall cease to constitute Equally and Ratably Secured Indebtedness substantially concurrently with the release of the Liens on the Collateral securing the Notes) and (B) the Company has delivered an Officer’s Certificate to the Trustee certifying that the condition set forth in clause (A) above is satisfied.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (assuming that the Notes matured on the Par Call Date) (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations or, if only one Reference Treasury Dealer Quotation is obtained, such Reference Treasury Dealer Quotation.
“Consolidated Total Assets” means the consolidated total assets of the Company and its Subsidiaries as set forth on the latest consolidated balance sheet of the Company prepared in accordance with GAAP.
“Credit Agreement” means the Credit Agreement, dated as of, May 31, 2018 (the “Existing Credit Facility”), by and among the Company, as the borrower, the guarantors party thereto from time to time, Bank of America, N.A., as administrative agent and collateral agent and each lender from time to time party thereto, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any guarantees and security documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder, in whole or in part), the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or one or more successors to the Credit Agreement or one or more new credit agreements. If the Existing Credit Facility is no longer outstanding and the Company has more than one credit facility outstanding at any given time, the Company shall determine in its good faith judgment the credit facility that shall constitute its “Credit Agreement” or its then primary credit facility for purposes of this definition and the Indenture.
“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company (the “Performance References”).
“Disqualified Equity Interests” means Equity Interests that by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable) (a) require the payment of any cash dividends (other than dividends payable solely in shares of Qualified Equity Interests), (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation, on a fixed date or otherwise, prior to the date that is 91 days after the Stated Maturity of the notes (other than (i) upon payment in full of the obligations (other than contingent indemnification obligations for which no claim has been made) or (ii) upon a “change in control” or (iii) asset sale or similar event) or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness other than Indebtedness otherwise permitted under the indenture; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Company or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Company or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.
“DTC” means The Depository Trust Company.
“EDGAR” means the SEC’s Electronic Data Gathering, Analysis, and Retrieval system or any successor thereto.
“Equally and Ratably Secured Indebtedness” means Indebtedness under the Existing Notes, or any refinancing thereof in the form of debt securities that is secured by a Lien.

“Equity Interests” means shares of Capital Stock or other share capital, partnership interests, membership interests in a limited liability or exempted company, beneficial interests in a trust or other equity ownership interests in a Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.
“Equity Offering” means (i) a sale of Capital Stock (other than through the issuance of Disqualified Equity Interests) other than (a) offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions and (b) issuances of Capital Stock to any Subsidiary of the Company or (ii) a cash equity contribution to the Company.
“Event of Default” shall have the meaning assigned to it in Section 2.13.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.
“Existing Notes” means the Company’s outstanding 6.60% notes due 2025, 6.625% notes due 2026, 6.00% notes due 2027, 4.50% notes due 2029 and 4.625% notes due 2030 that, in each case, are outstanding on the date of this Supplemental Indenture.
“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary.
“GAAP” means generally accepted accounting principles in the United States which are in effect on the date of this Supplemental Indenture; provided that at any time after the date of this Supplemental Indenture, the Company may elect to establish that GAAP shall mean the GAAP as in effect on a date that is on or after the date of this Supplemental Indenture and on or prior to the date of such election; provided that any such election, once made, shall be irrevocable. At any time after the date of this Supplemental Indenture, the Company may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture), including as to the ability of the Company to make an election pursuant to the previous sentence; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further again, that the Company may only make such election if they also elect to report any subsequent financial reports required to be made by the Company, including pursuant to Section 13 or Section 15(d) of the Exchange Act and the covenants set forth in Section 2.16, in IFRS. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders. If there occurs a change in IFRS or GAAP, as the case may be, and such change would cause a change in the method of calculation of any standards, terms or measures (including all computations of amounts and ratios) used in the indenture (an “Accounting Change”), then the Company may elect that such standards, terms or measures shall be calculated as if such Accounting Change had not occurred.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Swap Contract.
“Indebtedness” of any Person means, without duplication, (i) any obligation of such Person for money borrowed and (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments (but not including surety or similar bonds). The accrual of interest, the accretion of accreted value or original issue discount and the payment of interest in the form of additional indebtedness shall not be deemed to be an incurrence of Indebtedness.
“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company, which may be one of the Reference Treasury Dealers.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB− (or the equivalent) by S&P.
“Lien” means any pledge, mortgage, lien, encumbrance or other security interest.
“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company immediately prior to such date of determination.
“Notes Documents” means the Notes, the Indenture, the Collateral Documents and any intercreditor agreements, if any.
“Performance References” has the meaning set forth for such term in the definition of Derivative Instrument.

“Permitted Liens” means: (a) Liens (i) with respect to the Notes and any related guarantees or (ii) existing on the date the Notes are issued (other than Liens Securing the Credit Agreement and the related guarantees and the Existing Notes); (b) Liens existing on any assets at the time of their acquisition or existing on the assets or any Indebtedness of a Person existing at the time the Person becomes a Subsidiary (whether by acquisition, merger or consolidation) which were not incurred in anticipation thereof and any modifications, replacements, refinancings, restructurings, renewals or extensions thereof; (c) Liens in favor of the Company or its Subsidiaries; (d) Liens on property or assets existing at the time of the acquisition thereof or incurred to secure payment of all or a part of the purchase price thereof or to secure Indebtedness incurred prior to, at the time of, or within 18 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof, in a principal amount not exceeding 110% of the purchase price; (e) Liens on property or assets which secure Indebtedness incurred to acquire such property or assets or improve such real property or assets so long as such Liens secure Indebtedness in an amount no greater than 110% of the purchase price or improvement price, as the case may be, of such property or assets so acquired; (f) Liens securing indebtedness incurred to finance the development, construction, repair, alteration or improvement of property or assets incurred prior to, or within 180 days after the later of, completion of development, construction, repair, alteration or improvement of such property and the commencement of full operation of such property or assets so long as such Liens secure indebtedness in an amount no greater than 110% of such development, construction, repair, alteration or improvement price; (g) Liens on Securitization Assets arising in connection with a Qualified Securitization Financing; (h) Liens securing Hedging Obligations for non-speculative purposes; and (i) any modifications, replacements, refinancings, restructurings, renewals or extensions thereof of any of the foregoing (and for the avoidance of doubt, any successive extensions, renewals or replacements of such Indebtedness); provided that such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after-acquired property contemplated to be subject to a Lien pursuant to terms of the original Lien and the amount of new Indebtedness does not exceed the amount of Indebtedness being replaced, refinanced, restructured, extended or renewed (plus fees and expenses, including any premium and defeasance costs and accrued interest or amortization of original issue discount)).
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Principal Property” means an asset owned by the Company or any Restricted Subsidiary having a gross book value in excess of $50,000,000.
“Qualified Equity Interests” means any Equity Interests other than Disqualified Equity Interests.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Entity that meets the following conditions: (a) the Company shall have determined in good faith that such Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and its Restricted Subsidiaries party to the Securitization Financing, (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Entity are made at fair market value or otherwise on terms that are commercially fair and reasonable (in each case as determined in good faith by the Company) and (c) the Securitization Financing shall be non-recourse (except for Standard Securitization Undertakings) to the Company and its Restricted Subsidiaries and the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company).
“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a resolution of the board of directors of the Company) as a replacement agency for Moody’s or S&P, or both, as the case may be.
“Reference Treasury Dealer” means any primary U.S. government securities dealer in New York City that the Company selects.
“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date for the Notes, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
“Relevant Taxing Jurisdiction” shall have the meaning assigned to it in Section 2.12(b)(ii).
“Restricted Subsidiary” means a Domestic Subsidiary of the Company (other than a Securitization Entity) (i) which is owned, directly or indirectly, by the Company or by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries, (ii) which is incorporated under the laws of the United States or a state thereof, (iii) which owns a Principal Property and (iv) a majority of the Voting Stock of which is not owned by the Company, directly or indirectly, through one or more entities that are not incorporated under the laws of the United States or a state thereof.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes.
“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.
“Secured Parties” has the meaning given thereto in the Credit Agreement.
“Securitization Assets” means any present or future receivables and royalties, franchise, management and other fees and revenue streams and any assets related thereto, including, without limitation, all collateral securing any of the foregoing, all contracts and all guarantees or other obligations in respect of the foregoing, proceeds thereof, books and records related to the foregoing and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with securitization transactions involving the foregoing.
“Securitization Entity” means any Subsidiary or other Person that is engaged solely in the business of effecting asset securitization transactions and related activities.
“Securitization Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer, or grant a security interest in, any Securitization Assets of the Company or any of its Subsidiaries, to (a) a Securitization Entity or other Subsidiary of the Company that in turn then transfers to a Securitization Entity (in the case of a transfer by the Company or any of its Subsidiaries) or (b) any Person other than the Company or any of its Subsidiaries (in the case of a transfer by a Securitization Entity).
“Senior Indebtedness” means Indebtedness issued by the Company or one of its Domestic Subsidiaries, whether outstanding on the date of this Supplemental Indenture or thereafter incurred, and whether or not such Indebtedness or financing is secured by collateral, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate or junior in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include any Indebtedness owing to the Company or any Subsidiary of the Company. For the avoidance of doubt, the Indenture shall not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior in right of payment to any other Senior

Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral or because it is guaranteed by different obligors.
“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.
“Significant Subsidiary” means any Restricted Subsidiary of the Company that would be a “significant subsidiary” of the Company as defined in Article 1, Rule 1-02(w)(2) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of this Supplemental Indenture.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary for a transferor or servicer of assets transferred in connection with a securitization transaction involving accounts receivable.
“Substitute Rating Agency” has the meaning assigned thereto in Section 2.18(a) of this Supplemental Indenture.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy back and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Taxes” shall have the meaning assigned to it in Section 2.12(a).
“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), (2) if the period from the redemption date to the maturity date of the Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used, or (3) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.
“Triggering Amount” means the greater of (i) $1,400 million and (ii) 21.25% of Consolidated Total Assets outstanding at any one time, measured at the date of incurrence (provided that any fees and expenses (including any premium and defeasance costs) incurred in connection with the replacement, refinancing, restructuring, extension or renewal of Indebtedness shall not be deemed to constitute Indebtedness for purposes of calculating the aggregate amount of Indebtedness that may be incurred upon such replacement, refinancing, restructuring, extension or renewal); provided that the reference to “(i) $1,400 million and (ii) 21.25% of Consolidated Total Assets” above shall instead be deemed to refer to “(i) 1,300 million and (ii) 17.5% of Consolidated Total Assets” for so long as any Existing Notes remain outstanding. In addition, an increase in the amount of Indebtedness in connection with any accrual of interest, accretion of accreted value, amortization of original issue discount, payment of interest in the form of additional Indebtedness with the same terms, and accretion of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness, shall not constitute Indebtedness for purposes of calculating the Triggering Amount.
Article 2
GENERAL TERMS AND CONDITIONS OF THE NOTES
Section 2.01.Designation and Principal Amount. There is hereby authorized and established a new series of Securities under the Base Indenture designated as the “6.125% Senior Secured Notes due 2033,” which are not limited in aggregate principal amount. The initial aggregate principal amount of the Notes to be issued under this Supplemental Indenture shall be $500,000,000. The Notes are not Original Issue Discount Securities. The Notes are issued at a public offering price of 100.000%. Any additional amounts of Notes to be issued shall be set forth in a Company Order or a supplemental indenture.

Section 2.02.Maturity. The stated maturity of principal for the Notes shall be September 1, 2033.
Section 2.03.Further Issues. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes having the same terms in all respects as the Notes, except that the additional Notes may have different issue prices and shall have different issue dates, first interest payment dates and first dates from which interest shall accrue, and which shall constitute part of the same series as the outstanding Notes; provided that if the additional Notes are not fungible with the then outstanding Notes for United States federal income tax purposes, the additional Notes shall have a separate CUSIP number.
Section 2.04.Form of Payment. Principal of, premium, if any, and interest on the Notes shall be payable in U.S. dollars.
Section 2.05.Global Securities and Denomination of Notes. Upon the original issuance, the Notes shall be represented by one or more Global Securities. The Company shall issue the Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof and shall deposit the Global Securities with, or on behalf of, DTC in New York, New York, and register the Global Securities in the name of Cede & Co., DTC’s nominee.
Section 2.06.Interest. The Notes shall bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from August 19, 2025 at the rate of 6.125% per annum payable semiannually in arrears; interest payable on each Interest Payment Date shall include interest accrued from August 19, 2025, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are March 1 and September 1, commencing on March 1, 2026; and the record date for the interest payable on any Interest Payment Date is the close of business on February 15 and August 15, as the case may be, next preceding the relevant Interest Payment Date.
Section 2.07.Redemption. The Notes are subject to redemption at the option of the Company as set forth in Article 4 of the Base Indenture and the form of Note attached hereto as Exhibit A.
Section 2.08.Limitations on Liens. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, assume or enter into the guarantee of any Indebtedness secured by a Lien on any of its or any of its Restricted Subsidiaries’ Capital Stock or assets, unless the Company secures the Notes equally and ratably with the Indebtedness secured by such Lien on any of the Company’s or any of its Restricted Subsidiaries’ Capital Stock or assets (except to the extent of any Permitted Liens), until such time as (i) such Indebtedness is no longer secured by any of the Company’s or its Restricted Subsidiaries Capital Stock or assets (except to the extent of any Permitted Liens) or the amount thereof is below the Triggering Amount (any such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien to which it relates or such Lien constitutes a Permitted Lien) or (ii) such Restricted Subsidiary is no longer a Subsidiary of the Company (any such Lien shall be automatically and unconditionally released and discharged at such time as when such Restricted Subsidiary is no longer a Subsidiary of the Company).
(a)For the avoidance of doubt, an increase in the amount of Indebtedness in connection with any accrual of interest, accretion of accreted value, amortization of original issue discount, payment of interest in the form of additional Indebtedness with the same terms, and accretion of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness, shall not constitute an assumption, incurrence or guarantee for the purposes of this Section 2.08, so long as the original Liens securing such Indebtedness were permitted under the Indenture.
(b)In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens or is a Lien permitted because a Lien is granted to secure the notes in accordance with paragraph (a) of this Section 2.08 (at the time of incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Lien in any manner that complies with this definition and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Lien has been classified or reclassified. The numerical amounts above are to be measured at incurrence only.
(c)This Section 2.08 requires only equal and ratable treatment in the application of proceeds of Collateral and does not require that the Trustee have any ability to control the Collateral or the enforcement of remedies.
Section 2.09.Limitations on Sale and Leaseback Transactions. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any arrangement with any Person to lease a Principal Property (except for any arrangements that exist on the date the Notes are issued or that exist at the time any Person that owns a Principal Property becomes a Restricted Subsidiary) which has been or is to be sold by the Company or the Restricted Subsidiary to such Person unless:
(a)the sale and leaseback arrangement involves a lease for a term of not more than three years;
(b)the sale and leaseback arrangement is entered into between the Company and a Subsidiary of the Company or between Subsidiaries of the Company;
(c)the Company or the Restricted Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property at least equal in amount to the Attributable Debt permitted pursuant to Section 2.10 without having to secure equally and ratably the Notes;
(d)the proceeds of the sale and leaseback arrangement are at least equal to the fair market value (as determined by the board of directors of the Company in good faith) of the Principal Property and the Company applies within 180 days after the sale an amount equal to the greater of the net proceeds of the sale or the Attributable Debt associated with the Principal Property to (i) the retirement of long-term debt for borrowed money that is not subordinated to the Notes and that is not debt to the Company or a Subsidiary of the Company, or (ii) the purchase or development of other comparable property; or
(e)the sale and leaseback arrangement is entered into within 180 days after the initial acquisition of the Principal Property subject to the sale and leaseback arrangement.
Section 2.10.Exemption from Limitations on Liens and Limitations on Sale and Leaseback Transactions. Notwithstanding Sections 2.09 and 2.10, the Company and its Restricted Subsidiaries shall be permitted to incur, assume or enter into the guarantee of any Indebtedness or Liens to secure Indebtedness or enter into sale and leaseback transactions with respect to Principal Property that would not otherwise be permitted under the limitations set forth in Sections 2.09 and 2.10, provided that the aggregate amount of all Indebtedness secured by such Liens (excluding Indebtedness and related Permitted Liens) and the Attributable Debt with respect to all such sale and leaseback transactions (excluding Attributable Debt with respect to such sale and leaseback transactions entered into in reliance on the definition of Permitted Liens) at any time outstanding does not exceed the Triggering Amount.
Section 2.11.Merger, Consolidation and Sale of Assets. Section 6.04(a) of the Base Indenture shall be revised in its entirety to read:
(a)The Company shall not consolidate with any other entity or accept a merger of any other entity into the Company or permit the Company to be merged into any other entity, or sell all or substantially all its assets to another entity, unless (i) either the Company shall be the continuing entity, or the successor (if other than the Company) shall expressly assume, by indenture supplemental hereto, executed and delivered by such entity prior to or simultaneously with such consolidation, merger, sale or lease, the due and punctual payment of the principal of and interest and premium, if any, on all the Notes, according to their tenor, and the due and punctual performance and observance of all other obligations to the Holders of Notes and the Trustee under the Indenture or under the Notes to be performed or observed by the Company; (ii) immediately after such consolidation, merger or sale, no Event of Default shall have occurred and be continuing; and (iii) the successor entity (if other than the Company) is a corporation or a limited liability company organized and validly existing under the laws of the United States or any jurisdiction thereof, Canada, Mexico, Switzerland, the United Kingdom or any other country that is a member country of the European Union on the date of this Supplemental Indenture, and in each case any jurisdiction, state or subdivision of the foregoing. In the event that the Company consolidates or merges with another entity or sells all or substantially all of its assets to another entity, the surviving entity shall be substituted for the Company under the Indenture and may exercise the Company’s every right and power under the Notes and the Indenture, and the Company shall be automatically and unconditionally released and discharged from all of its obligations under the Notes and the Indenture. For the avoidance of doubt, (i) this Section 2.10 shall not apply to transactions by and among the Company and its Subsidiaries unless the Company elects to have the covenant apply, (ii) the Company, directly or indirectly, may consolidate or otherwise combine with, merge into or transfer all or part of its assets to one or more of its Subsidiaries and (iii) the Company may consolidate or otherwise combine with or merge or amalgamate into an Affiliate for the purpose of changing the legal domicile of the Company, reincorporating the Company in another jurisdiction, or changing the legal form of the Company.
Section 2.12.Additional Amounts. (a) All payments made by the Company, including any successor thereto, on the Notes shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) unless the withholding or deduction of such Taxes is then required by law.
(a)If, pursuant to Section 2.11, as a result of or following a merger or consolidation of the Company with, or a sale by the Company of all or substantially all of its assets to, an entity that is organized under the laws of a jurisdiction outside of the United States (a “Change in Domicile”), any deduction or withholding is at any time required for, or on account of, any Taxes imposed or levied by or on behalf of:

(i)any jurisdiction (other than the United States) from or through which the Company makes (or, as a result of the Company’s connection with such jurisdiction, is deemed to make) a payment or delivery on the Notes, or any political subdivision or governmental authority thereof or therein having the power to tax; or
(ii)any other jurisdiction (other than the United States) in which the Company is organized or otherwise considered to be a resident or doing business for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clauses (i) and (ii), a “Relevant Taxing Jurisdiction”);
in respect of any payment or delivery under the Notes, the Company shall pay (together with such payment or delivery) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payment or delivery by each beneficial owner of such Notes after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), shall equal the amount that would have been received in respect of such payment or delivery in the absence of such withholding or deduction; provided, however, that Additional Amounts shall be payable only to the extent necessary so that the net amount received by the holder, after taking into account such withholding or deduction, equals the amount that would have been received by the holder in the absence of a Change in Domicile; provided, further, that no such Additional Amounts shall be payable with respect to:
(1)any Taxes that would have been imposed absent a Change in Domicile;
(2)any Taxes that would not have been so imposed but for the existence of any present or former connection between the beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant beneficial owner, if the relevant beneficial owner is an estate, nominee, trust or corporation) and the Relevant Taxing Jurisdiction (including the beneficial owner being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere ownership or holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;
(3)any Taxes that would not have been so imposed if the beneficial owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant beneficial owner at that time has been notified to the addresses of such Holders of Notes as they appear in the Register by the Company or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(4)any Note presented for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the beneficial owner (except to the extent that the beneficial owner would have been entitled to Additional Amounts had the Note been presented during such 30 day period);
(5)any Taxes that are payable otherwise than by withholding from a payment or delivery on the Notes;
(6)any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
(7)any Taxes that could have been avoided by the presentation (where presentation is required) of the relevant Note to another Paying Agent in a member state of the European Union; and
(8)any Taxes imposed under Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended, as of the date of the indenture (or any amended or successor version that is substantively comparable and not materially more onerous) and any regulations promulgated thereunder or official governmental interpretations thereof (collectively, “FATCA”), to the extent that such Taxes would not have been imposed but for the failure by a Holder of Notes to (i) comply with applicable reporting and other requirements under FATCA and/or (ii) provide, upon reasonable demand by the paying agent, and at the time or times prescribed by applicable law, any form, document or certification required under FATCA, which, if provided, would establish that the payments are exempt from withholding under FATCA;
(9)any tax, assessment or other governmental charge that would not have been imposed or withheld but for the beneficial owner being a bank (i) purchasing the Notes in the ordinary course of its lending business or (ii) that is neither (A) buying the Notes for investment purposes only nor (B) buying the Notes for resale to a third-party that either is not a bank or holding the Notes for investment purposes only;
(10)any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
(11)in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10); or
(12)where, had the beneficial owner of the Note been the holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (11) inclusive of this Section 2.12(b).
(b)The Company shall (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Company shall use commercially reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and to the extent received shall use commercially reasonable efforts to provide such certified copies to each holder. The Company shall attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the Notes. Copies of such documentation shall be available for inspection during ordinary business hours at the office of the Trustee by the Holders of Notes upon request and shall be made available at the offices of the Paying Agent.
(c)At least 15 days prior to each date on which any payment under or with respect to the Notes is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 15th day prior to such date, in which case it shall be promptly thereafter), if the Company shall be obligated to pay Additional Amounts with respect to such payment, the Company shall deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts shall be payable, the amounts so payable and shall set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders of such Notes on the payment date. Each such Officer’s Certificate may be conclusively relied upon by the Trustee until receipt of a further Officer’s Certificate addressing such matters.
(d)References in the Indenture or the Notes to the payment of principal, purchase prices in connection with a purchase of the Notes, interest, or any other amount payable on or with respect to such Notes shall be deemed to include payment of Additional Amounts pursuant to this Section 2.12 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
(e)The obligations provided for in this Section 2.12 shall survive any termination, defeasance or discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor to the Company is organized or any political subdivision or taxing authority or agency thereof or therein.
Section 2.13.Events of Default. (a) The term “Event of Default” as used in the Indenture with respect to the Notes only, shall include the following described events in addition to those set forth in Section 7.01 of the Base Indenture:
(i)the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of a Significant Subsidiary (other than any Securitization Entity) in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of a Significant Subsidiary (other than any Securitization Entity) or of substantially all the property of a Significant Subsidiary (other than any Securitization Entity) or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;
(ii)the commencement by a Significant Subsidiary (other than any Securitization Entity) of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by a Significant Subsidiary (other than any Securitization Entity) to the entry of an order for relief in an involuntary case under any such law, or the consent by any Significant Subsidiary (other than any Securitization Entity) to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of a Significant Subsidiary (other than any

Securitization Entity) or of substantially all the property of a Significant Subsidiary (other than any Securitization Entity) or the making by it of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by a Significant Subsidiary (other than any Securitization Entity) in furtherance of any action; and
(iii)any final judgment or decree for the payment of money which, when taken together with all other final judgments or decrees for the payment of money, causes the aggregate amount of such judgments or decrees entered against the Company or any Significant Subsidiary (other than any Securitization Entity) to exceed the greater of (a) $100,000,000 (net of any amounts covered by indemnities or insurance) and (b) 1.5% of Consolidated Total Assets, remains outstanding for a period of 60 consecutive days after the later of (a) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (b) the date on which all rights to appeal have been extinguished.
(a)The “Event of Default” set forth in Section 7.01(a) of the Base Indenture with respect to the Notes only shall be replaced with the following:
(i)the failure of the Company to pay any installment of interest, including any additional interest and any Additional Amounts, on any Note of such series when and as the same shall become payable, which failure shall have continued unremedied for a period of 30 days;
(b)The “Event of Default” set forth in Section 7.01(b) of the Base Indenture with respect to the Notes only shall be replaced with the following:
(i)the failure of the Company to pay the principal of any Note of such series, including any Additional Amount, when and as the same shall become payable, whether at Maturity, by call for redemption (otherwise than pursuant to a sinking fund), upon required repurchase in connection with a Change of Control Triggering Event or upon acceleration as authorized by the Indenture;
(c)The “Event of Default” set forth in Section 7.01(g) of the Base Indenture with respect to the Notes only shall be replaced with the following:
(i)a default resulting in acceleration of Indebtedness of the Company or any of its Restricted Subsidiaries other than intercompany Indebtedness of at least the greater of (a) $100,000,000 and (b) 1.5% of Consolidated Total Assets, which acceleration has not been rescinded or annulled after 30 days notice thereof.
(d)A court of competent jurisdiction shall have the power to stay any cure period under the Indenture in the event of litigation regarding whether a Default or Event of Default has occurred. A notice of Default may not be given with respect to any action taken, and reported publicly to Holders, more than two years prior to such notice of Default.
(e)Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each, a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by beneficial owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five business days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the notes in lieu of DTC or its nominee, and DTC shall be entitled to rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee. If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provide to the Trustee evidence that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter.
(f)If, following the delivery of a Noteholder Direction, but prior to acceleration of the notes, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed until such time as the Company provides the Trustee with an Officer’s Certificate that the Verification Covenant has been satisfied; provided that the Company shall promptly deliver such Officer’s Certificate to the Trustee upon becoming aware that the Verification Covenant has been satisfied. Any breach of the Position Representation (as evidenced by the delivery to the Trustee of the Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant) shall result in such Holder’s participation in such Noteholder Direction being disregarded; and if, without the participation of such Holder, the percentage of notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.
(g)Notwithstanding anything in Sections 2.13(f) or 2.13(g) to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar direction shall not require compliance with Sections 2.13(f) or 2.13(g).
(h)For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with the Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative

Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability or responsibility to us, any Holder or any other Person in connection with any Noteholder Direction or to determine whether or not any Holder has delivered a Position Representation or that such Position Representation conforms with the Indenture or any other agreement and can rely conclusively on the Officer’s Certificate delivered by the Company and determinations made by a court of competent jurisdiction.
(i)This Section 2.13 shall incorporate the provisions of Section 2.16(f).
(j)The Trustee shall not be deemed to have notice of any Default or Event of Default unless a responsible officer of the Trustee has received, at the corporate trust office, written notification specifying such Default or Event of Default.
Section 2.14.Appointment of Agents. The Trustee shall initially be the Registrar and Paying Agent for the Notes.
Section 2.15.Defeasance upon Deposit of Moneys or U.S. Government Obligations. At the Company’s option, either (a) the Company shall be deemed to have been Discharged from its obligations with respect to the Notes on the first day after the applicable conditions set forth in Section 12.03 of the Base Indenture have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 6.04 and Sections 2.09, 2.10, 2.11, 2.12 and 2.16 of this Supplemental Indenture with respect to such Notes at any time after the applicable conditions set forth in Section 12.03 of the Base Indenture have been satisfied.
Section 2.16.SEC Reports. (a) Any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed by the Company with the Trustee within 15 days after the same are required to be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).
(a)Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company shall, within 30 days after each of the respective dates by which the Company would have been required to file annual reports or quarterly reports if the Company were so subject, furnish to the Trustee (i) all financial statements that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and a report on the annual financial statements by the Company’s independent registered public accounting firm and (ii) after the end of each of the first three fiscal quarters of each fiscal year, all financial statements that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC. Substantially concurrently with the furnishing or making such information available to the Trustee pursuant to this Section 2.16(b), the Company shall also post copies of such information required by this Section 2.16(b) on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access shall be given to Holders of the Notes.
(b)Notwithstanding anything to the contrary set forth above, if the Company or any parent entity of the Company has furnished to the Holders of the Notes and the Trustee or filed with the SEC the reports described above with respect to the Company or any parent entity of the Company, the Company shall be deemed to be in compliance with the requirements set forth in Sections 2.16(a) and 2.16(b); provided that, if the financial information so furnished relates to any parent entity of the Company, the same is accompanied by consolidating information, that explains in reasonable detail the differences between the information relating to such parent entity, on the one hand, and the information relating to the Company on a standalone basis, on the other hand. For the avoidance of doubt, the consolidating information referred to in the proviso in the preceding sentence need not be audited.
(c)For purposes of this Section 2.16, the Company shall be deemed to have furnished the reports to the Trustee and the Holders of Notes as required by this Section 2.16 and satisfied the requirement in the last sentence of Section 2.16(b) if it has filed such reports with the SEC via the EDGAR filing system or such reports are publicly available. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
(d)Notwithstanding anything to the contrary contained herein, if not filed with the SEC but made publicly available to the Trustee and the Holders of the Notes in the event that the Company or the parent is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (i) such information shall not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC and (ii) such information shall not be required to contain the separate financial information for Subsidiaries whose securities are pledged to secure the notes as contemplated by Rule 3-16 of Regulation S-X or any financial statements of unconsolidated Subsidiaries or 50% or less owned persons as contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions.
(e)Notwithstanding anything to the contrary in Section 2.13, to the extent that the Company elects, pursuant to Section 2.16(g), the sole remedy available to the Holders of the Notes or to the Trustee on their behalf for an Event of Default relating to the Company’s failure to comply with its obligations in Section 2.16(a) and 2.16(b), shall, after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Notes at a rate equal to:
(i)0.25% per annum of the principal amount of the Notes outstanding for each day during the 60-day period beginning on, and including, the occurrence of such an Event of Default during which such Event of Default is continuing; and
(ii)0.50% per annum of the principal amount of the Notes outstanding for each day during the 120-day period beginning on, and including, the 61st day following, and including, the occurrence of such an Event of Default during which such Event of Default is continuing;
provided, however, that in no event shall such additional interest accrue at an annual rate in excess of 0.50% during the six-month period beginning on, and including, the date which is six months after the last date of original issuance of the Notes for any failure to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K).

(f)If the Company elects, additional interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration as provided in Section 7.02 of the Base Indenture. This Section 2.16(g) shall not affect the rights of Holders of the Notes in the event of the occurrence of any Event of Default unrelated to this Section 2.16. In the event that the Company does not elect to pay the additional interest following an Event of Default in accordance with this Section 2.16(g), the Notes shall be subject to acceleration as provided in Section 7.02 of the Base Indenture.
(g)In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the Company’s failure to comply with the reporting obligations, the Company must notify, in writing, all Holders of the Notes and the Trustee and Paying Agent of such election prior to the beginning of such 180-day period. Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 7.02 of the Base Indenture.
Section 2.17.Collateral. (a) The Notes shall be secured on a pari passu basis with the obligations under the Credit Agreement by perfected first-priority security interests in the same assets and property that constitute Collateral securing the obligations under the Credit Agreement. The Collateral Agent shall act as collateral agent for the Notes and the Notes shall be secured by and subject to the Collateral Documents.
(a)The Liens on the Collateral shall be automatically released with respect to the Notes:
(i)in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes;
(ii)in whole, upon satisfaction and discharge of the Indenture with respect to the Notes;
(iii)in whole, upon a legal defeasance or covenant defeasance with respect to the Notes pursuant to Article 12 of the Base Indenture;
(iv)as to any property or asset constituting Collateral that is sold or otherwise disposed of by the Company, directly or indirectly, in a transaction not prohibited by the indenture at the time of such sale or disposition;
(v)in whole or in part, with the consent of Holders of the requisite percentage of notes in accordance with the provisions set forth in Article 14 of the Base Indenture, as modified by this Supplemental Indenture;
(vi)to the extent provided in the applicable provisions of the Collateral Documents;
(vii)in whole, upon a Collateral Release Event; and
(viii)in accordance with Section 2.08(a);

(ix)provided, however, that, in the case of any release in whole pursuant to clauses (i), (ii) or (iii) above, all amounts owing to the Trustee under the Indenture with respect to the Notes shall have been paid or duly provided for. Upon compliance by the Company with the conditions precedent set forth above, and delivery to the Trustee of an Officer’s Certificate and Opinion of Counsel, the Trustee or the Collateral Agent shall promptly execute and deliver such documents and other instruments and authorize the making of such filings and registrations as may be requested by the Company to evidence the release and reconveyance to the Company of the applicable Collateral.
Section 2.18.Purchase of Notes Upon a Change of Control. (a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes as provided in Article Four of the Base Indenture, each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes pursuant to the offer described in this Section 2.18 (the “Change of Control Offer”) on the terms set forth in the Base Indenture at a purchase price in cash equal to 101.000% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but not including the date of purchase (the “Change of Control Payment”).
(a)Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to the date of consummation of any Change of Control, but after the public announcement of the pending Change of Control, the Company shall deliver a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”), pursuant to the procedures required by the Base Indenture and described in such notice. The repurchase obligation with respect to any notice delivered prior to the consummation of the Change of Control, shall be conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.
(b)The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 2.18, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 2.18 by virtue of such conflicts.
(c)On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company and the amount to be paid by the Paying Agent. The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; in denominations as set forth herein. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(d)The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if another Person makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 2.18 otherwise applicable to a Change of Control Offer made by the Company and such other Person purchases all Notes properly tendered and not withdrawn pursuant to such Change of Control Offer.
(e)In the event that Holders of not less than 90% of the aggregate principal amount of outstanding Notes accept a Change of Control Offer and the Company purchases all of the Notes held by such Holders, the Company shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).
Article 3
FORM OF NOTES
Section 3.01.Form of Notes. The Notes and the Trustee’s Certificates of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibit A.
Article 4
ORIGINAL ISSUE OF NOTES
Section 4.01.Original Issue of Notes. The Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver such Notes as in such Company Order provided.
Article 5
MISCELLANEOUS
Section 5.01.Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Notes. This Supplemental Indenture shall not be used to, and is not intended to, interpret any other indenture (other than the Base Indenture), supplemental indenture, loan or other agreement or instrument of the Company or any of its Subsidiaries. Any such indenture, supplemental indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 5.02.Modification of Notes Documents. (a) The Company and the Trustee may, without the consent of any Holders of the Notes, amend the Notes Documents for the purposes, among other things, of:
(i)curing ambiguities, omissions, mistakes, defects or inconsistencies or making any other provisions with respect to matters or questions arising thereunder;
(ii)providing for the assumption by a successor corporation of the obligations of the Company under the Indenture, the Notes or the Collateral Documents;
(iii)adding guarantees with respect to the Notes or evidencing their release;
(iv)securing the Notes or confirming and evidencing the release, termination, discharging or retaking of any guarantee or Lien with respect to securing the Notes when such release, termination or discharge is provided for under the Notes Documents;
(v)evidencing and providing for the acceptance and appointment under the Indenture of a successor Trustee or successor Paying Agent or successor Collateral Agent pursuant to the requirements hereof or to provide for the accession by the Trustee, Paying Agent or Collateral Agent to any Notes Document;
(vi)mortgaging, pledging, hypothecating or granting any other Lien in favor of the Collateral Agent for its benefit and the benefit of the Trustee, the Holders of the Notes and the holders of any future first lien indebtedness, as additional security for the payment and performance of all or any portion of the notes obligations, in any assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the Indenture, any Collateral Document or otherwise;
(vii)providing for the release of Collateral from the Lien pursuant to the Indenture and the Collateral Documents when permitted or required by the Indenture and the Collateral Documents;
(viii)securing (i) any future pari passu Indebtedness, junior priority Indebtedness or pari passu obligations to the extent permitted under the Notes Documents or (ii) any Existing Notes or any guarantees thereof to the extent required by the indenture governing such Existing Notes;
(ix)adding to the covenants of the Company for the benefit of some or all of the Holders or surrendering any right or power conferred upon the Company;
(x)adding additional Events of Default;
(xi)making any change that does not adversely affect the rights of any Holder under the Notes Documents;

(xii)changing or eliminating any provisions of the Notes Documents so long as there are no Holders entitled to the benefit of the provisions;
(xiii)at the Company’s election, complying with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended;
(xiv)conforming the provisions of the Notes Documents to the “Description of Notes” section in the offering memorandum applicable to the Notes at the time of initial sale thereof;
(xv)supplementing any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes so long as any such action shall not adversely affect the interests of any Holder of the Notes;
(xvi)permitting the authentication and delivery of additional Notes;
(xvii)providing for uncertificated notes in addition to or in place of certificated notes subject to applicable laws;
(xviii)complying with obligations under Section 2.11; or
(xix)making any amendment to the provisions of the Notes Documents to eliminate the effect of any Accounting Change or in the application thereof as described in the last sentence of the definition of “GAAP.”
(a)Notwithstanding anything to the contrary in Section 5.02(a), without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may make any change in any Collateral Document or the provisions in the Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens securing the obligations in respect of the Notes on all or substantially all of the Collateral.
(b)For the avoidance of doubt, the amendment, supplement or modification in accordance with the terms of this Indenture of Articles VI of the Base Indenture, Sections 2.08, 2.09, 2.10, 2.11, 2.12, 2.13, 2.16, 2.17 and 2.18 of the Supplemental Indenture and Sections 7.01(d), (g) and (h) of the Base Indenture and Sections 2.13(a)(i) and 2.13(a)(ii) of the Supplemental Indenture and the related definitions shall be deemed not to impair the contractual right of any Holder of any series of notes to institute suit for the enforcement of payment of, or otherwise affect their entitlement to, principal of, premium, if any, and interest, including Additional Amounts, if any, on such Holder’s Notes on or after the due dates therefor.
Section 5.03.Notices. Without prejudice to Section 17.04 of the Base Indenture, any notice required or permitted to be given to Holders shall be sufficiently given (unless otherwise herein expressly provided) if delivered in accordance with the procedures of DTC.
Section 5.04.Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
Section 5.05.Governing Law. This Supplemental Indenture and each Note shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.
Section 5.06.Separability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 5.07.Counterparts Originals. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 5.08.Communications with Trustee. All notices, approvals, consents, requests and any communications hereunder must be in writing in English (provided that any communications sent to Trustee hereunder must be in the form of a document that is signed manually or through a facsimile signature or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative of the Company). The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties; provided that the Trustee shall have acted in good faith and on instructions reasonably believed to be authorized.
Article 6
GUARANTEES
Section 6.01.Guarantees. (a) At issuance, the Notes shall not be guaranteed. If, after the date of this Supplemental Indenture, (i) the Notes are not secured obligations on a pari passu basis with the obligations under the Company’s then primary credit facility (other than Permitted Liens) by perfected first-priority security interests in the same assets that constitute Collateral securing the obligations of the Company thereunder and (ii)(a) the Company’s then primary credit facility has the benefit of any guarantee from its Domestic Subsidiaries or (b) the Company or one or more of its Domestic Subsidiaries enters into a guarantee of Senior Indebtedness (including under the Credit Agreement) or one or more of its Domestic Subsidiaries incurs Senior Indebtedness, in each case where the Indebtedness described in clauses (ii)(a) or (ii)(b) in the aggregate, and without duplication in the amount of Indebtedness being calculated, on a consolidated basis outstanding at such time exceeds the Triggering Amount, then the Company shall, within 15 business days, cause each Domestic Subsidiary that is then a guarantor of the Company’s then primary credit facility to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B hereto pursuant to which such Domestic Subsidiary shall guarantee (such guarantee being referred to as the “Triggering Guarantee”) payment of the Notes on a full and unconditional senior unsecured basis with such limitations as are set forth in the Triggering Guarantee.
(a)Each Domestic Subsidiary that is required to deliver a guarantee pursuant to subsection (a) above (each, a “Guarantor”) hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under the Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, premium, if any, or interest on in respect of the Notes and all other monetary obligations of the Company under the Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations” and each such guarantee, a “Guarantee”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Guarantor, and that each Guarantor shall remain bound under this Article 6 notwithstanding any extension or renewal of any Guaranteed Obligation.
(b)Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of the Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; (iv) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (v) any change in the ownership of each Guarantor, except as provided in Section 6.02(b) or Section 6.02(c). Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed.
(c)Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Guarantor.
(d)Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.
(e)The Guarantee of each Guarantor is, to the extent and in the manner set forth in Article 6, equal in right of payment to all existing and future pari passu Indebtedness, senior in right of payment to all existing and future subordinated Indebtedness of the Company and subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all secured Indebtedness of the relevant Guarantor and is made subject to such provisions of the Indenture.
(f)Except as expressly set forth in Article 12 of the Base indenture and 6.02 and 6.06 of this Supplemental Indenture, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.
(g)Each Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.
(h)In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company to Holders and the Trustee.
(i)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 6.01.
(j)Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any holder in enforcing any rights under this Section 6.01.
(k)Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture.
(l)The foregoing is subject to any limitations required by applicable law.

Section 6.02.Limitation on Liability.
(a)Any term or provision of the Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
(b)A Guarantee by any Guarantor shall automatically terminate and be of no further force or effect and such Guarantor shall be deemed to be automatically released from all obligations under this Article 6:
(i)upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of at least a majority of the total voting power of the capital stock or other equity interests in such guarantor (other than to the Company or any of its Domestic Subsidiaries), as permitted under the Indenture;
(ii)upon the sale or disposition of all or substantially all the assets of such guarantor (other than to the Company or any of its Domestic Subsidiaries), as permitted under the Indenture; or
(iii)if at any time such guarantor no longer (i) guarantees (or which guarantee is being simultaneously released or shall be immediately released after the release of the guarantor) the Company’s then primary credit facility or (ii) guarantees or is an obligor of such other Senior Indebtedness which caused the Triggering Guarantee.
Section 6.03.[Reserved].
Section 6.04.No Waiver. Neither a failure nor a delay on the part of either the Trustee or Holders in exercising any right, power or privilege under this Article 6 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 6 at law, in equity, by statute or otherwise.
Section 6.05.Modification. No modification, amendment or waiver of any provision of this Article 6, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in the same, similar or other circumstances.
Section 6.06.Non-Impairment. The failure to endorse a Guarantee on any Note shall not affect or impair the validity thereof.
(a)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

TRAVEL + LEISURE CO.
By:	/s/ Joseph Hollingshead
Name: Joseph Hollingshead
Title: Senior Vice President and Treasurer

[Signature Page to Fourth Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Shannon Matthews
Name: Shannon Matthews
Title: Assistant Vice President
[Signature Page to Fourth Supplemental Indenture]

EXHIBIT A
[FACE OF NOTE]
[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1
    [THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTES EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTES EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) (A) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE
1     Include Global Securities Legend, if applicable.
Global Note

SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (II) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER SHALL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTES EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE NOTE EVIDENCED HEREBY.]2
    [THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.] 3

2     Include Private Placement Legend, if applicable.
3     Include Regulation S Legend, if applicable.
Global Note

CUSIP No. [●]
TRAVEL + LEISURE CO.
6.125% SENIOR SECURED NOTES DUE 2033

No. [●]	$[●] As revised by the Schedule of Increases or Decreases in Global Security attached hereto
Interest. Travel + Leisure Co., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of [●] DOLLARS ($[●]), as revised by the Schedule of Increases or Decreases in Global Security attached hereto, on September 1, 2033 and to pay interest thereon from August 19, 2025 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 1 and September 1 in each year, commencing March 1, 2026 at the rate of 6.125% per annum, until the principal hereof is paid or made available for payment.
Method of Payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be February 15 and August 15, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof having been given to Holders of Securities not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and any such interest on this Security shall be made at the Corporate Trust Office in U.S. Dollars.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
Global Note

Dated: [●]

TRAVEL + LEISURE CO.
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION Dated: [●] U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Securities of the series referred to in the Indenture.
By:
Authorized Signatory

Global Note

[REVERSE OF NOTE]
6.125% Senior Secured Notes due 2033
Indenture. This Security is one of a duly authorized issue of securities of the Company (herein called the “Security”) issued and to be issued under an Indenture, dated as of December 13, 2019 (the “Base Indenture”), as supplemented by a Fourth Supplemental Indenture dated August 19, 2025 (as so supplemented, herein called the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[●]. To the extent the terms of this Security conflict with the terms of the Indenture, the terms of the Indenture shall govern.
Optional Redemption. The Company may, at its option, at any time and from time to time redeem all or any portion of the Securities on not less than 10 nor more than 60 days’ prior notice delivered to registered Holders of the Securities to be redeemed as follows:
•At any time prior to August 15, 2028, the Company may redeem the Securities in whole or in part, at its option, upon notice at a redemption price equal to 100% of the principal amount of such Securities plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date.
•At any time and from time to time on or after August 15, 2028, the Company may redeem the Securities in whole or in part, upon notice at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, on the Securities redeemed, to, but excluding, the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the year indicated below:

Year	Percentage
2028	103.063%
2029	101.531%
2030 and thereafter	100.000%
•At any time and from time to time prior to August 15, 2028, the Company may redeem the Securities, at its option, upon notice with the net cash proceeds received by the Company from any Equity Offering at a redemption price equal to 106.125% of the principal amount of such Securities being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, in an aggregate principal amount for all such redemptions not to exceed 40% of the
Global Note

aggregate principal amount of the Securities issued under the Indenture on the Issue Date (together with additional Securities); provided that (1) in each case the redemption takes place not later than 180 days after the closing of the related Equity Offering, and (2) not less than 40% of the aggregate principal amount of the then-outstanding Securities issued under the Indenture remains outstanding immediately thereafter (including additional Securities), unless all such Securities are redeemed substantially concurrently.
•Notwithstanding the foregoing, in connection with any tender offer for the Securities, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company or such third party shall have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Securities that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption. In determining whether the Holders of at least 90% of the aggregate principal amount of the outstanding Securities have validly tendered and not validly withdrawn such Securities in a tender offer, including a Change of Control Offer, Securities owned by the Company or any of its Affiliates or by funds controlled or managed by any Affiliate of the Company, or any successor thereof, shall be deemed to be outstanding for the purposes of such tender offer.
•Notice of any redemption of the Securities may, at the Company’s discretion, be given prior to the completion of a transaction (including an Equity Offering, an incurrence of Indebtedness, a Change of Control or other transaction) and any redemption notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of its obligations with respect to such redemption may be performed by another Person.
Global Note

•If the optional redemption date is on or after a record date and on or before the corresponding interest payment date, the accrued and unpaid interest to, but excluding, the redemption date shall be paid on the redemption date to the Holder in whose name the Security is registered at the close of business on such record date in accordance with the applicable procedures of DTC, and no additional interest shall be payable to Holders whose Securities shall be subject to redemption by the Company. Unless the Company defaults in the payment of the redemption price, interest shall cease to accrue on the Securities or portions thereof called for redemption on the applicable redemption date. If money sufficient to pay the redemption price of all of the Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or paying agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest shall cease to accrue on such Securities (or such portion thereof) called for redemption.
•If the Company elects to redeem fewer than all of the Securities, and such Securities are at the time represented by a global note, then the depositary shall select by lot the particular Securities to be redeemed. If the Company elects to redeem fewer than all of the Securities, and any of such Securities are not represented by a global note, then the Trustee shall select the particular Securities to be redeemed in a manner it deems appropriate and fair (and the depositary shall select the particular interests in any global note to be redeemed, subject to the depositary’s applicable procedures).
Defaults and Remedies. If an Event of Default with respect to Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
Amendment, Modification and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
Restrictive Covenants. The Indenture does not limit the incurrence of additional debt by the Company or any of its Subsidiaries; however, it does limit the creation of
Global Note

certain Liens and the entry into sale and leaseback transactions by the Company or any of its Restricted Subsidiaries. The limitations are subject to a number of important qualifications and exceptions. Once a year, the Company must report to the Trustee on its compliance with these limitations.
Denominations, Transfer and Exchange. The Securities are issuable only in registered form without coupons in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of any different authorized denomination or denominations, as requested by the Holder surrendering the same.
As provided in the Indenture and subject to certain limitations therein set forth, including Section 3.06 of the Base Indenture, the transfer of this Security is registerable in the Register, upon surrender of this Security for registration of transfer at the Registrar accompanied by a written request for transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of any different authorized denomination or denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.
No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.08 of the Base Indenture) interest, if any, on such Security and for all other purposes whatsoever, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
Defined Terms. All terms used in this Security and not defined herein shall have the meanings assigned to them in the Indenture.

Global Note

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee

Global Note

EXHIBIT B
[FORM OF SUPPLEMENTAL INDENTURE]
    SUPPLEMENTAL INDENTURE (this “[ ] Supplemental Indenture”) dated as of [ ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of Travel + Leisure Co. (or its successor), a Delaware corporation (the “Company”), the Company and U.S. Trust Company, Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H:
    WHEREAS, the Company, the Trustee and the guarantors party thereto from time to time are parties to that certain Indenture, dated as of December 13, 2019 (the “Base Indenture”), as supplemented by the Fourth Supplemental Indenture, dated as of August 19, 2025 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”); and
    WHEREAS, Article 6 of the Fourth Supplemental Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein;
WHEREAS, pursuant to Section 5.02 of the Fourth Supplemental Indenture, the Trustee and the Company are authorized to execute and deliver this [ ] Supplemental Indenture without the consent of Holders;
    NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of Holders as follows:
    1. Defined Terms. As used in this [ ] Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this [ ] Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this [ ] Supplemental Indenture refer to this [ ] Supplemental Indenture as a whole and not to any particular section hereof.
    2. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing guarantors (if any), to unconditionally guarantee the Company’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 6 of the Fourth Supplemental Indenture except that [add any limitations required by law], including without limitation the release provisions
Exhibit B – Form of Supplemental Indenture

thereof, and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.
    3. Notices. All notices or other communications to the New Guarantor shall be given as provided in the Indenture.
    4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This [ ] Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
    5. Governing Law. THIS [ ] SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
    6. Trustee Makes No Representation.
    (a) The Trustee shall not be responsible for and makes no representation as to the validity or sufficiency of this [ ] Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the other parties hereto.
    (b) The rights, protections, indemnities and immunities of the Trustee and its agents as enumerated under the Base Indenture are incorporated by reference into this [ ] Supplemental Indenture.
    7. Counterparts. The parties may sign any number of copies of this [ ] Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this [ ] Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this [ ] Supplemental Indenture as to the parties hereto and may be used in lieu of the original [ ] Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
    8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

Exhibit B – Form of Supplemental Indenture

    IN WITNESS WHEREOF, the parties hereto have caused this [ ] Supplemental Indenture to be duly executed as of the date first above written.
TRAVEL + LEISURE CO.
By:_______________________________________________
_________________________________________________
Name:
Title:
[NEW GUARANTOR]
By:
Name:
Title:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:
Exhibit B – Form of Supplemental Indenture